EXHIBIT 99


              Certification Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code


     I, Clyde Wm. Engle, Chief Executive and Chief Financial Officer of NRG, Incorporated, certify that (i) NRG, Incorporated's report on Form 10-K for the fiscal year ended December 31, 2002, fully complies with the requirements of
Section 13(a)or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in NRG, Incorporated `s report on Form 10-K for the fiscal year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of NRG, Incorporated.


/s/ CLYDE WM. ENGLE
---------------------------
Clyde Wm. Engle
Chief Executive and Chief Financial Officer
March 30, 2003